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                           STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of the 12th day of November, 2001, is made and entered into by and between Ken Gavranovic ("Seller"), and Interland, Inc., a Minnesota corporation (the "Company").

         WHEREAS, Interland-Georgia, Inc., a Georgia corporation and a wholly owned subsidiary of the Company was formerly known as Interland, Inc., ("Interland-Georgia") and has accepted from Seller that certain Promissory Note dated December 10, 1998 and that certain Promissory Note dated May 14, 1999 (the "Notes");

         WHEREAS, Interland-Georgia has entered into that certain Pledge Agreement dated May 14, 1999 with Seller (the "Pledge Agreement") pursuant to which the Seller pledged 400,000 shares of the no par value common stock of Interland-Georgia (the "Pledged Shares") as security for the Notes;

         WHEREAS, the Pledged Shares were subject to a 1.08 for 1 stock split of Interland-Georgia on July 24, 2000;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 22, 2001, by and among the Company, Imagine Acquisition Corporation and Interland-Georgia, the Pledged Shares have been converted into the right to receive 0.861 shares (the "Converted Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock");

         WHEREAS, pursuant to each of the Notes, the Company has made a demand to the Shareholder for repayment under each Note and has offered to allow the Shareholder to repay the Notes with the proceeds from the sale of certain of the Converted Shares to the Company;

         WHEREAS, Seller has requested that the Company repurchase a number of the Converted Shares in order to satisfy his obligations to Interland-Georgia pursuant to the Notes; and

         WHEREAS, the Company believes that repurchase of the Shares on the terms set forth below would be in the best interest of the Company and its stockholders:

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant, agree, and stipulate as follows:

     1.  Purchase and Sale.

         (a) Seller hereby agrees to, and does hereby, sell, assign, transfer, and convey a number of the Converted Shares to the Company equal to the total outstanding obligation of the Seller to Interland-Georgia pursuant to the Notes on the date hereof divided by the Purchase Price (as defined below) (the "Repurchased Shares"), and the Company hereby agrees to, and hereby does,

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         repurchase the Repurchased Shares from Seller, in reliance on and subject to the terms and conditions contained herein.

                  (b) The purchase price per share for the Repurchased Shares shall be an amount equal to the closing price of the Common Stock on the Nasdaq National Market on the date hereof (the "Purchase Price").

                  (c) Contemporaneously with the execution and delivery of this Agreement, Seller has delivered to the Company the certificate representing the Converted Shares, properly endorsed for transfer. Any portion of the Converted Shares that are not purchased hereunder shall be reissued to the Seller.

                  (d) Contemporaneously with the execution and delivery of this Agreement, Purchaser has delivered to Seller, as payment in full hereunder, each of the Notes marked as "Cancelled," "Satisfied," "Paid in Full" or other similar notation to evidence the satisfaction of all obligations of the Seller thereunder.

         2. Representations of Seller. Seller represents and warrants to the Company as follows:

                  (a) Seller is the sole owner of the Converted Shares, free and clear of all claims, liens, charges, and encumbrances of any kind whatsoever except as set forth in the Pledge Agreement, and has the full right, power, and capacity to enter into and perform this Agreement in accordance with its terms, and the same does not violate any agreement or other legal obligation of the Seller.

                  (b) Seller has been supplied with, or has had access to all information, including financial statements and other financial information, of the Company, which Seller considered material, significant, or otherwise relevant in order to evaluate the merits of the sale of such of the Converted Shares to the Company as are being sold hereunder, and has had the opportunity to ask questions of, and to receive answers from, knowledgeable individuals concerning the Company and the Converted Shares. The Company has made no representation or warranty to Seller concerning the current or future intrinsic value of the Shares. Seller is under no pressure by the Company to sell any of the Converted Shares.

         3. Representation of the Company. The Company represents and warrants to Seller that the Company is duly authorized to execute, deliver, and perform this Agreement, and the same does not violate any agreement or other legal obligation of the Company.

         4.       Miscellaneous.

                  (a) Survival of Representations. All representations made by Seller in this Agreement shall survive the execution, delivery, and performance of this Agreement and the transfer of the Repurchased Shares.

                  (b) Entire Agreement; Headings. This Agreement embodies the entire agreement between the parties with respect to the subject matter of this Agreement (superseding all prior

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agreements, arrangements, and understandings related to the subject matter of this Agreement), and this Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by the party to be bound. The headings in this Agreement are for convenience only and shall have no significance in the interpretation of any term or provision of this Agreement.

         (c) Governing Law. This agreement shall be governed, construed, and enforced in accordance with the laws of the State of Georgia, without regard to rules concerning conflicts of laws.

         (d) Binding Effect. All the terms, provisions, and covenants of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              "Company"
                         INTERLAND, INC.



                                                                        Reviewed
                                                                      INLD Legal
                    By: /s/                                           /s/
                       ------------------------                       ----------

                    Its: David Buckel C.F.0.
                        -----------------------



                              "Seller"

                    /s/ Ken Gavranovic
                    ---------------------------
                    Ken Gavranovic